UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2015

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements:

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s planned divestiture of TFI, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Therefore, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Item 1.01. Entry into a Material Definitive Agreement

On February 3, 2015, Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, Heckmann Environmental Services, Inc., a Delaware corporation (“Holdco”), Thermo Fluids Inc., a Delaware corporation (“TFI”), and Safety-Kleen, Inc., a Delaware corporation (the “Buyer”). Pursuant to the Agreement, the Buyer will purchase from the Company all of the issued and outstanding shares of Holdco (the “Shares”), a wholly owned subsidiary of the Company (the “Transaction”). Holdco owns all of the issued and outstanding shares of TFI.

Under the terms of the Agreement, the Buyer will pay an aggregate purchase price (the “Purchase Price”) of $85,000,000 for the Shares. The Purchase Price is subject to adjustment based on the working capital of TFI at closing of the Transaction. Consummation of the Transaction is subject to customary closing conditions, including antitrust clearance. The Company expects the closing to occur during the first quarter of fiscal 2015.

The Agreement contains customary representations and warranties, covenants and indemnification provisions. The representations and warranties set forth in the Agreement generally survive for eighteen (18) months following the closing of the Transaction, with longer survival periods with respect to certain specified representations and warranties. Subject to certain specified exceptions, the Company’s indemnification obligations are subject to an indemnity basket of $350,000 and an indemnity cap of $15,000,000.

The Buyer and the Company have agreed that $4,250,000 of the Purchase Price will be placed in escrow at the closing of the Transaction to satisfy the Company’s indemnification obligations under the Agreement. Any amounts remaining in escrow will be released to the Company eighteen (18) months following the closing date.

The foregoing description of the Agreement does not purport to be a complete statement of the terms and conditions under the Agreement and the Transaction, and such description is qualified in its entirety by reference to the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Holdco, TFI, or the Buyer. In particular, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in certain confidential disclosure schedules provided by the Company to the Buyer in connection with the signing of the Agreement. Such confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between the Buyer and the Company rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company, Holdco, TFI, or the Buyer or any other person or entity.

Item 7.01 Regulation FD Disclosure

On February 4, 2015, the Company issued a press release announcing the Agreement and the proposed Transaction, a copy of which is attached hereto as Exhibit 99.1.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of February 3, 2015 by and among Nuverra Environmental Solutions, Inc., Heckmann Environmental Services, Inc., Thermo Fluids Inc., and Safety-Kleen, Inc.

99.1	Press Release, dated February 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: February 4, 2015	By:	/s/ Joseph M. Crabb
		Name:	Joseph M. Crabb

		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of February 3, 2015 by and among Nuverra Environmental Solutions, Inc., Heckmann Environmental Services, Inc., Thermo Fluids Inc., and Safety-Kleen, Inc.

99.1	Press Release, dated February 4, 2015.